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                          AMENDMENT NO. 9

                               TO

                PENNSYLVANIA POWER & LIGHT COMPANY

             SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


	WHEREAS, Pennsylvania Power & Light Company ("Company") has adopted the Pennsylvania Power & Light Company Supplemental Executive Retirement Plan ("Plan") effective July 1, 1985; and
	WHEREAS, the Plan was amended and restated effective January 1, 1987, and subsequently amended by Amendment Nos. 1, 2, 3, 4, 5, 6, 7 and 8; and
	WHEREAS, the Company desires to further amend the Plan; NOW, THEREFORE, the Plan is hereby amended as follows:
  I.	Effective July 1, 1994, Articles 2, 4 and 5 are amended to
read:
2.  Definitions.
	(a) "Actuarial Equivalent" means having or that which has equal actuarial value to the Supplemental Executive
Retirement Benefit based on the assumptions and factors described in Schedule A of the Retirement Plan.

	(b)  "Board" means the Board of Directors of Pennsylvania
Power & Light Company.

	(c)  "Company" means Pennsylvania Power & Light Company.

	(d)  "Officers Deferred Compensation Plan" means the
Pennsylvania Power & Light Company Officers Deferred
Compensation Plan effective as of July 1, 1985, and as amended from time to time thereafter.

	(e) "Early Retirement Reduction Factor" means for Partici-pant between the ages of 50 and 60 the percentage that appears adjacent to his age below:

             Age at Benefit         Percentage
              Commencement          Applicable

                    60                  100%
                    59                   95%
                    58                   90%
                    57                   85%
                    56                   80%
                    55                   75%
                    54                   70%
                    53                   65%
                    52                   60%
                    51                   55%
                    50                   50%

4.  Supplemental Executive Retirement Benefit.
	(a) Upon termination of employment from the Company, Participant will be paid a SERB subject to the terms and conditions of this Plan. The SERB for Participant shall be calculated as an annual amount payable for the life of Participant as follows:

	(b)  the greater of (1) or (2):

       (1)(A)  2.7% of Participant's Supplemental Final Average
Earnings times his Years of Service up to 20, plus

          (B)  1.0% of Participant's Supplemental Final Average
Earnings times his Years of Service in excess of 20 but not more than 30 Years of Service,

               or

       (2)(A)  2.7% of Participant's Supplemental Final Average
Earnings times his Projected Years of Service up to 20, plus

          (B)  1.0% of Participant's Supplemental Final Average
Earnings times his Projected Years of Service in excess of 20 but not more than 30 Projected Years of Service, less

          (C) the annual amount payable to Participant from a Prior Plan,

	(c)  less

         the annual amount payable as the maximum primary Social
Security benefit payable to an individual aged 65 in the year of Participant's retirement whether or not received by Participant,

	(d)  times

	     the applicable Early Retirement Reduction Factor,

	(e)  less

         annual amounts provided by the Retirement Plan (but not including any temporary supplemental amounts payable under Section 5.3(d)(2) of the Retirement Plan) and supplemental payments under paragraph 7(a) of the Officers Deferred Compensation Plan. In the event
Participant commences benefits under this Plan prior to commencing benefits under the Retirement Plan, deductions will be made under this subparagraph (e) as if Participant had commenced benefits under the Retirement Plan at the later of age 55 or commencement of benefits under this Plan. The amount of the deduction will not thereafter be changed upon Participant's actual commencement of benefits under the Retirement Plan.

	(f) Annual amounts provided by the Retirement Plan and para-graph 7(a) of the Officers Deferred Compensation Plan shall be calculated as if Participant had chosen a straight life annuity under the Retirement Plan.

	(g) No benefit shall be paid from this Plan to any Partici-pant who is receiving or is entitled to commence bene-fits from ERSP.

	(h) The annual amount payable to Participant from a Prior Plan as described in paragraph 4(b)(2)(C) above shall be calculated as if the Participant commenced benefits from the Prior Plan at the time benefits commence under this Plan. The benefit payable under this Plan shall not be adjusted upon actual commencement of benefits from any Prior Plan.

5.  Method of Payment.

	(a) For a Participant who is eligible to receive benefits under the Retirement Plan and who elects to receive such benefits at the time SERB payments begin, SERB payments shall be made in accordance with all the terms and conditions applicable to the Participant's benefits under the Retirement Plan, including any optional form of payment he may have elected, provided, however, if any monthly payment would be one hundred dollars ($100) or less, the EBPB, in its discretion, may elect to make such payments in such installments as the EBPB may determine or in a single sum payment.

	(b) In the event that a Participant's benefits under the Retirement Plan are subject in whole or in part to a qualified domestic relations order, SERB payments shall be calculated and paid without regard to such order.

	(c) For a Participant who is not eligible to receive benefits under the Retirement Plan or who has elected not to receive such benefits under the Retirement Plan at the time SERB payments begin, the Participant may elect one of the following Actuarial Equivalent forms of benefit:

        (1) a single life annuity with equal monthly install-ments payable to the Participant for his lifetime;
or

        (2) a joint and survivor annuity with the Participant's designated beneficiary, payable in monthly installments to the Participant for his lifetime and with some percentage of the amount of such monthly installment payable after the death of the Participant to the designated beneficiary of such Participant, if then living, for the life of such designated beneficiary; or

        (3) a single life annuity payable in equal monthly installments to the Participant for his lifetime, with 60, 120 or 180 monthly payments guaranteed.

	(d) A Participant described in Section (c) above may elect a form of benefit hereunder by filing written notice with the EBPB at anytime prior to the first day of the calendar month for which a SERB is first payable to the Participant.

 II.	Except as provided for in this Amendment No. 9, all other
provisions of the Plan shall remain in full force and effect.
	IN WITNESS WHEREOF, this Amendment No. 9 is executed this
 _____ day of June, 1994.
                            PENNSYLVANIA POWER & LIGHT COMPANY


                                 /s/ John M. Chappelear
                            By:_______________________________
                                     John M. Chappelear
                               Chairman
                               Employee Benefit Plan Board